FORM B OF NQSO GRANT

WORLDGATE COMMUNICATIONS, INC.

2003 EQUITY INCENTIVE PLAN

NONSTATUTORY STOCK OPTION GRANT

This NONSTATUTORY STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of May ___, 2009 (the “Date of Grant”), is delivered by WorldGate Communications, Inc. (the “Company”) to _______________ (the “Participant”).

RECITALS

WHEREAS, the Company maintains the WorldGate Communications, Inc. 2003 Equity Incentive Plan (the “Plan”) for the benefit of its and its Participating Company’s (as defined in the Plan) employees, non-employee directors, and consultants;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined to amend the Plan to increase the number of shares of common stock of the Company authorized for issuance under the Plan and has approved an amendment to the Plan to increase the shares authorized for issuance thereunder, subject to the approval of the Company’s stockholders;

WHEREAS, for purposes of this nonstatutory stock option grant, only those Committee (as defined in the Plan) members who are “outside directors” as defined in Treas. Reg. Section 1.162-27(e)(3) and “non-employee directors” as defined in Rule 16(b)-3 of the Securities and Exchange Act of 1934, as amended (the “Outside Directors”), have approved this grant;

WHEREAS, the Outside Directors have determined to grant the Participant a nonstatutory stock option under the Plan;

WHEREAS, the Committee desires that the Participant execute a [Non-Compete/Non-Solicitation/Confidentiality/Invention Assignment Agreement] (the “Restrictive Covenant Agreement”) as a condition to making this nonstatutory stock option grant to the Participant, and the Participant has agreed to execute the Restrictive Covenant Agreement, attached hereto as Exhibit A.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.           Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a nonstatutory stock option (the “Option”) to purchase ___________ shares of Stock (as defined in the Plan), at an exercise price of $_________ per share of Stock.  Notwithstanding anything herein to the contrary, this Agreement shall be null, void and without effect if the Company’s stockholders do not approve the amendment to the Plan that increases the number of shares authorized for issuance thereunder within twelve (12) months from the Date of Grant.

2.           Exercisability of Option.   The Option shall become exercisable on the following dates, if the Participant continues to provide Service (as defined in the Plan) to an employer within the Participating Company Group (as defined in the Plan) from the Date of Grant through the applicable date:

Date	Shares for Which the Option is Exercisable

First anniversary of the Date of Grant	25%

Second anniversary of the Date of Grant	25%

Third anniversary of the Date of Grant	25%

Fourth anniversary of the Date of Grant	25%

The exercisability of the Option is cumulative, but shall not exceed 100% of the shares of Stock subject to the Option.  If the foregoing schedule would produce fractional shares of Stock, the number of shares of Stock for which the Option becomes exercisable shall be rounded down to the nearest whole share of Stock.  The Option shall become fully exercisable on the fourth anniversary of the Date of Grant, provided that the Participant is providing Service to the Participating Company Group on such date.  Notwithstanding anything herein to the contrary, no portion of the Option may be exercised prior to the date on which the Company’s stockholders approve the increase in the shares of Stock authorized for issuance under the Plan

3.           Term of Option.

(a)           The Option shall have a term of ten (10) years from the Date of Grant, and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)          The Option shall automatically terminate upon the happening of the first of the following events:

(i)           If the Participant’s Service with the Participating Company Group terminates on account of death or Disability (as defined in the Plan), the expiration of the one-year period following the date of the Participant’s termination of Service on account of death or Disability.

(ii)           If the Participant’s Service with the Participating Company Group terminates for any reason other than on account of death, Disability, voluntary termination by the Participant without the consent of the applicable Participating Company, or termination for cause (as defined in the Plan), the expiration of the three-month period following the date of the Participant’s termination of Service for any reason other than on account of death, Disability, voluntary termination by the Participant without the consent of the applicable Participating Company, or termination for cause.

(iii)           The date on which the Participant ceases to provide Service to the Participating Company Group due to a termination for cause or due to a voluntary separation from the applicable Participating Company without the consent of the Participating Company.

Notwithstanding the foregoing, in no event may the Option be exercised after the tenth anniversary of the Date of Grant.  Any portion of the Option that is not exercisable at the time the Participant ceases to provide Service to the Participating Company Group shall immediately terminate as of such date.

4.           Restrictive Covenant Agreement.  In consideration for this grant of the Option, the Participant agrees to execute and to be bound by the terms and conditions of the Restrictive Covenant Agreement, attached hereto as Exhibit A.  If the Participant breaches the terms and conditions of the Restrictive Covenant Agreement, this Agreement shall be null, void and without effect.

5.           Exercise Procedures.

(a)           Subject to the provisions of Paragraphs 2 and 3 above, the Participant may exercise part or all of the exercisable portion of the Option by delivering to the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of shares of Stock as to which the Option is to be exercised and the method of payment.  Payment of the exercise price shall be made in accordance with procedures established by the Committee from time to time based on the type of payment being made but, in any event, prior to issuance of the shares of Stock.  The Participant shall pay the exercise price (i) in cash, by check or cash equivalent; (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value (as defined in the Plan) not less than the exercise price; (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by any combination thereof.  The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Stock to exercise the Option.

(b)           The obligation of the Company to deliver shares of Stock upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing the shares of Stock for the Participant’s own account and not with a view to or for sale in connection with any distribution of the shares of Stock, or such other representations as the Committee deems appropriate.  No portion of the Option may be exercised during a period which the Committee designates in writing as a prohibited exercise period.

(c)           All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes.

6.           Change in Control.  The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Option, and, in the event of a Change in Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

7.           Restrictions on Exercise.  Only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the guardian or legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

8.           Grant Subject to Plan Provisions.  This Option grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option and this Agreement are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares of Stock, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.  By accepting this Option, the Participant agrees to be bound by the terms of the Plan and this Agreement and that all decisions and determinations of the Committee with respect to the Agreement shall be final and binding on the Participant and the Participant’s beneficiaries.

9.           Restrictions on Sale or Transfer of Shares.

(a)           The Participant agrees that he or she shall not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the shares of Stock underlying the Option unless the shares of Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”) or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

(b)           As a condition to receive any shares of Stock upon the exercise of the Option, the Participant agrees to be bound by the Company’s policies regarding the limitations on the transfer of such shares, and understands that there may be certain times during the year that the Participant will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares.

10.           No Employment or Other Rights.  The grant of this Option shall not confer upon the Participant any right to be retained in the Service of the Participating Company Group and shall not interfere in any way with the right of the applicable Participating Company to terminate the Participant’s Service at any time.  The right of the applicable Participating Company to terminate at will the Participant’s Service at any time for any reason is specifically reserved.

11.           No Stockholder Rights.  Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the shares of Stock subject to the Option, until certificates for shares of Stock have been issued upon the exercise of the Option.

12.           Assignment and Transfers.  The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to any Participating Company.  This Agreement may be assigned by the Company without the Participant’s consent.

13.           Effect on Other Benefits.  The value of shares of Stock received upon exercise of the Option shall not be considered eligible earnings for purposes of any other plans maintained by the Company or any other Participating Company.  Neither shall such value be considered part of the Participant’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

14.           Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

15.           Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Board, Attn: Stock Options at the Company’s corporate headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll records of the applicable Participating Company, or to such other address as the Participant may designate to the applicable Participating Company in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

WORLDGATE COMMUNICATIONS, INC.

By:

Its:

ATTESTED BY:

Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Participant:

Date:

FORM B OF NQSO GRANT

Exhibit A

[RESTRICTIVE COVENANT AGREEMENT]